UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2011

DIGITAL ANGEL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 VILLAUME AVENUE SOUTH SAINT PAUL, MINNESOTA	55075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 651-455-1621

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

As disclosed in the recent Quarterly Report on Form 10-Q, Digital Angel Corporation (the “Company”) is technically currently in default on the mortgage loan for its South Saint Paul, Minnesota facility which matured on November 1, 2010. On December 8, 2010, Company received a forbearance from the current mortgage lender stating that there would be no default remedies taken through December 31, 2010 while a formal extension is being negotiated.

On January 18, 2011, the Company signed a letter from the current mortgage lender proposing an extension of the mortgage loan’s term to November 1, 2011, with the option to extend the maturity date for an additional six months. Monthly payments will remain the same as prior to the mortgage loan maturity but upon closing, the Company is required to pay an additional principal payment of $25,000 plus certain other closing fees. The Company will continue to make timely payments on the loan until the formal loan modification agreement is executed. In accordance with the letter, the closing of the formal loan modification agreement will occur within 45 days of the letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ANGEL CORPORATION

Date: January 21, 2011	By:	/s/ Jason G. Prescott
	Name:	Jason G. Prescott
	Title:	Chief Financial Officer